Exhibit 99.1

Contact:	Charles N. Funk	Contact:	Charles S. Howard
	President		Chairman, President & CEO
	ISB Financial Corp.		MidWestOne Financial Group
	(319) 356-5800		(641) 673-8448

ISB FINANCIAL CORP. AND MIDWESTONE FINANCIAL

GROUP, INC. TO COMBINE IN A MERGER OF EQUALS

Iowa City, Iowa & Oskaloosa, Iowa. September 12, 2007—ISB Financial Corp. (“ISB”) (Pink Sheets: ISBO.PK), the holding company for Iowa State Bank & Trust Company and First State Bank, and MidWestOne Financial Group, Inc. (“MidWestOne”) (NASDAQ: OSKY), the holding company for MidWestOne Bank, announced today that they have entered into a definitive agreement to combine in a merger of equals transaction, creating the 3rd largest independent publicly traded bank holding company headquartered in Iowa.

Under the terms of the merger agreement, MidWestOne shareholders will receive 0.95 shares of ISB common stock for each of their shares of MidWestOne common stock. MidWestOne and ISB will consolidate their banking subsidiaries into one state-chartered bank following the merger. The resulting holding company will be named MidWestOne Financial Group, Inc. and the consolidated banking subsidiary will be named MidWestOne Bank.

Upon consummation of the merger, the resulting company will consist of 29 full-service banking offices, total assets of approximately $1.5 billion and total deposits of over $1.1 billion. In addition, the resulting company’s combined trust and wealth management unit will have approximately $635 million of assets under management. The resulting holding company will be headquartered in Iowa City, Iowa and will be governed by a Board of Directors of 12 directors, with equal representation from ISB and MidWestOne. The leadership team of the resulting holding company will be created through a combination of both companies’ current executive teams, including:

—	Current ISB Chairman and Chief Executive Officer W. Richard Summerwill will serve as Chairman of the Board of the resulting holding company

—	Current MidWestOne Chairman, President and Chief Executive Officer Charles S. Howard will serve as Vice Chairman of the Board of the resulting holding company

—	Current Iowa State Bank & Trust Company President and Chief Executive Officer Charles N. Funk will serve as the President and Chief Executive Officer of the resulting holding company

—	Current MidWestOne Chief Financial Officer David A. Meinert will serve as Chief Financial Officer of the resulting holding company

—	Current Iowa State Bank & Trust Company Executive Vice President Kent L. Jehle will serve as Chief Lending Officer of the resulting holding company

—	Current MidWestOne Bank President John P. Pothoven will serve as Chief Operating Officer of the resulting holding company

The merger is subject to customary closing conditions, including approval by ISB’s and MidWestOne’s shareholders, as well as by the appropriate bank regulatory agencies, and is anticipated to be completed during the first quarter of 2008. The companies are expected to achieve full year cost savings by 2009 of greater than 7% of combined non-interest expense and expected to record transaction related costs of approximately $7 million. In conjunction with the closing of the merger, the resulting holding company intends to seek the listing of its shares on the NASDAQ Global Market.

“This combination will create the 3rd largest independent publicly traded bank holding company based in Iowa, and will enable us to better leverage resources and enhance our ability to achieve greater earnings and balance sheet growth,” said Dick Summerwill, Chief Executive Officer of ISB. “We see this transaction as a unique opportunity to bring two very compatible companies together in a combined organization that will be stronger than the sum of its parts. ISB and MidWestOne have earned reputations as high quality community-focused banks with solid infrastructures that provide excellent service to their customers. While there is no overlap between our branch networks, we operate in contiguous regions of Iowa. Our people are our strength, and both companies have empowered them to make decisions to fulfill our customers’ needs.”

“MidWestOne and ISB share similar cultures and visions for the future,” said Charlie Howard, President and Chief Executive Officer of MidWestOne. “We look forward to integrating the companies and creating a strong platform for expanding the combined company’s branch network and, if opportunities arise, considering future acquisition opportunities and merger partners. We believe our customers will appreciate the expanded geographic footprint, and the communities we serve will benefit from our enhanced ability to compete in the marketplace. Our employees will be part of a larger company with more opportunities for advancement, and we believe our shareholders will benefit from increased earnings opportunities. The merger will provide a combination of both vibrant and stable markets across a contiguous franchise.”

“We are excited by the opportunity this merger creates for our shareholders and our customers,” said Charlie Funk, President and Chief Executive Officer of Iowa State Bank & Trust Company. “In MidWestOne, we found a partner whose high level of integrity and commitment to exceptional customer service matches perfectly with our own banking principles. We look forward to continuing to serve the Johnson County area and all of our new banking markets through a local, independent community bank.”

“We realize that many people in the Iowa City area will be surprised by our name change, as ISB&T is a company our market has counted on since 1934,” continued Funk. “We are excited about our new name. Our prior name limited us geographically, both inside and outside the state of Iowa. The name ‘MidWestOne Bank’ is a perfect fit for us as we expand the scope of our excellent services in this region of the country.” Funk added that there are currently seven banks in the state of Iowa that use ‘Iowa State Bank’, and countless others that are very similar, the same of which can be said of the name ‘First State Bank’.

ISB was advised by Keefe Bruyette & Woods, Inc., which rendered a fairness opinion to the ISB Board of Directors, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal advisor to ISB. MidWestOne was advised by Sandler O’Neill + Partners L.P. and Howe Barnes Hoefer & Arnett, Inc., both of which rendered a fairness opinion to the MidWestOne Board of Directors, and Vedder, Price, Kaufman & Kammholz, P.C. served as legal advisor to MidWestOne.

About the Companies

ISB is the holding company for Iowa State Bank & Trust Company in Iowa City, Iowa and First State Bank in Conrad, Iowa. ISB is a traditional community banking provider, offering a full range of business and consumer banking services including trust brokerage services via its trust department and investor center. ISB maintains a network of 10 branches serving the greater Iowa City marketplace and the Conrad marketplace in central Iowa.

MidWestOne is the holding company for MidWestOne Bank, headquartered in Oskaloosa, Iowa operating 19 full-service branches throughout central and eastern Iowa. MidWestOne offers a full range of commercial and retail banking products and services, as well as trust services and investment and insurance products. The common stock of MidWestOne is traded on the NASDAQ Global Market under the symbol “OSKY.”

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, ISB will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of ISB common stock to be issued to the shareholders of MidWestOne. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of ISB and MidWestOne seeking their approval of the merger. In addition, each of ISB and MidWestOne may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ISB, MIDWESTONE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when available, through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to ISB Financial Corporation, Inc., 102 South Clinton Street, Iowa City, Iowa 52244, Attention: Kenneth Urmie (telephone: (319) 356-5800) or MidWestOne Financial Group, Inc., 222 First Avenue East, Oskaloosa, Iowa 52577, Attention: David Meinert (telephone: (641) 673-8448) or by accessing ISB’s website at http://www.isbt.com or MidWestOne’s website at http://www.midwestonebank.com under “Company Info.” The information on ISB’s and MidWestOne’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

ISB and MidWestOne and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of ISB and/or MidWestOne in connection with the merger. Information about the directors and executive officers of MidWestOne is set forth in the proxy statement for MidWestOne’s 2007 annual meeting of shareholders filed with the SEC on March 23, 2007. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of ISB and MidWestOne intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of each of ISB and MidWestOne and the resulting company, include but are not limited to: (1) the businesses of ISB and/or MidWestOne may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the required regulatory and shareholder approvals may not be obtained within expected timeframes, or at all, and the ability to complete the merger may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of each company’s loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by ISB or MidWestOne with the SEC. ISB and MidWestOne undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.